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                                                                  EXHIBIT (A)(9)
                                    FORM OF
                            ARTICLES SUPPLEMENTARY
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                            TCW GALILEO FUNDS, INC.

     TCW GALILEO FUNDS, INC. a Maryland corporation registered as an open-ended investment company under the Investment Company Act of 1940, as amended, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  Pursuant to and in accordance with Section 2-105(c) and Section 2-
208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has the authority to issue to eighty eight billion (88,000,000,000) shares, with a par value of $0.001 per share, for an aggregate par value of eighty eight million dollars ($88,000,000).

     (a) Immediately prior to the increase effected by these Articles Supplementary, the total number of shares of all classes or series that the Corporation had the authority to issue was forty four billion (44,000,000,000) shares, with a par value of $0.001 per share, for an aggregate par value of forty-four million dollars ($44,000,000).

     (b) Immediately after the increase effected by these Articles Supplementary, the total number of shares of all classes and series that the Corporation has the authority to issue is eighty eight billion (88,000,000,000) shares, with a par value of $0.001 per share, for an aggregate par value of eighty eight million dollars ($88,000,000).

     SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Sixth of its Articles of Incorporation, the Board of Directors has, by action on December 17, 1998, reclassified the forty four billion (44,000,000,000) shares that the Corporation previously was authorized to issue. Of those forty four billion (44,000,000,000) shares:

     (a) One billion six hundred and sixty seven million (1,667,000,000) shares, which were previously classified as TCW Galileo Select Equities Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Select Equities Fund, Institutional Class shares;

     (b) One billion six hundred and sixty seven million (1,667,000,000) shares, which were previously classified as Galileo Core Fixed Income Fund shares, including all of those outstanding at the time these Articles Supplementary became
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          effective, have been reclassified as shares of the TCW Galileo Core
          Fixed Income Fund, Institutional Class shares;

     (c) One billion six hundred and sixty seven million (1,667,000,000) shares which were previously classified as TCW Galileo High Yield Bond Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo High Yield Bond Fund, Institutional Class shares;

     (d) One billion six hundred and sixty seven million (1,667,000,000) shares which were previously classified as TCW Galileo Latin America Equities Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Latin America Equities Fund, Institutional Class shares;

     (e) One billion six hundred and sixty six million (1,666,000,000) shares which were previously classified as TCW Galileo Total Return Mortgage Backed Securities Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Total Return Mortgage-Backed Securities Fund, Institutional Class shares;

     (f) One billion six hundred and sixty six million (1,666,000,000) shares which were previously classified as TCW Galileo Mortgage-Backed Securities Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Mortgage-Backed Securities Fund, Institutional Class shares;

     (g) One billion six hundred and sixty seven million (1,667,000,000) shares which were previously classified as TCW Galileo Asia Pacific Equities Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Asia Pacific Equities Fund, Institutional Class shares;

     (h) One billion six hundred and sixty seven million (1,667,000,000) shares which were previously classified as TCW Galileo Emerging Markets Equities Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Emerging Markets Equities Fund, Institutional Class shares;

     (i) One billion six hundred and sixty six million (1,666,000,000) shares which were previously classified as TCW Galileo Small Cap Growth Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Small Cap Growth Fund, Institutional Class shares;

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     (j)  Five billion (5,000,000,000) shares which were previously classified as TCW Galileo Money Market Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Money Market Fund, Institutional Class shares;

     (k) Two billion (2,000,000,000) shares which were previously classified as TCW Galileo Earnings Momentum Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Earnings Momentum Fund, Institutional Class shares;

     (l) Two billion (2,000,000,000) shares which were previously classified as TCW Galileo Aggressive Growth Equities Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Aggressive Growth Equities Fund, Institutional Class shares;

     (m) Two billion (2,000,000,000) shares which were previously classified as TCW Galileo Convertible Securities Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Convertible Securities Fund, Institutional Class shares;

     (n) Two billion (2,000,000,000) shares which were previously classified as TCW Galileo Value Opportunities Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Value Opportunities Fund, Institutional Class shares;

     (o) Two billion (2,000,000,000) shares which were previously classified as TCW Galileo European Equities Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo European Equities Fund, Institutional Class shares;

     (p) Two billion (2,000,000,000) shares which were previously classified as TCW Galileo International Equities Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo International Equities Fund, Institutional Class shares;

     (q) Two billion (2,000,000,000) shares which were previously classified as TCW Galileo Japanese Equities Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Japanese Equities Fund, Institutional Class shares;

     (r) Two billion (2,000,000,000) shares which were previously classified as TCW Galileo Enhanced 500 Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Enhanced 500 Fund, Institutional Class shares;

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     (s)  Two billion (2,000,000,000) shares which were previously classified as
          TCW Galileo Large Cap Growth Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Large Cap Growth Fund, Institutional Class shares;

     (t) Two billion (2,000,000,000) shares which were previously classified as TCW Galileo Large Cap Value Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Large Cap Value Fund, Institutional Class shares;

     (u) Two billion (2,000,000,000) shares which were previously classified as TCW Galileo Emerging Markets Income Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Emerging Markets Income Fund, Institutional Class shares;

     (v) Two billion (2,000,000,000) shares which were previously classified as TCW Galileo Small Cap Value Fund shares, including all of those outstanding at the time these Articles Supplementary became effective, have been reclassified as shares of the TCW Galileo Small Cap Value Fund, Institutional Class shares.

     THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Sixth of its Articles of Incorporation, the Board of Directors has duly classified the forty four billion shares of the capital stock of the Corporation resultant from the increase of authorized capital effected by these Articles Supplementary as new classes of shares of the capital stock of the Corporation. Of the forty four billion shares:

     (a) One billion six hundred and sixty seven million (1,667,000,000) shares are designated as TCW Galileo Select Equities Fund, Investor Class (or Class A) shares;

     (b) One billion six hundred and sixty seven million (1,667,000,000) shares are designated as TCW Galileo Core Fixed Income Fund, Investor Class (or Class A) shares;

     (c) One billion six hundred and sixty seven million (1,667,000,000) shares are designated as TCW Galileo High Yield Bond Fund, Investor Class (or Class A) shares;

     (d) One billion six hundred and sixty seven million (1,667,000,000) shares are designated as TCW Galileo Latin America Equities Fund, Investor Class (or Class A) shares;

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     (e)  One billion six hundred and sixty six million (1,666,000,000) shares are designated as TCW Galileo Total Return Mortgage-Backed Securities Fund, Investor Class (or Class A) shares;

     (f) One billion six hundred and sixty six million (1,666,000,000) shares are designated as TCW Galileo Mortgage-Backed Securities Fund, Investor Class (or Class A) shares;

     (g) One billion six hundred and sixty seven million (1,667,000,000) shares are designated as TCW Galileo Asia Pacific Equities Fund, Investor Class (or Class A) shares;

     (h) One billion six hundred and sixty seven million (1,667,000,000) shares are designated as TCW Galileo Emerging Markets Equities Fund, Investor Class (or Class A) shares;

     (i) One billion six hundred and sixty six million (1,666,000,000) shares are designated as TCW Galileo Small Cap Growth Fund, Investor Class (or Class A) shares;

     (j) Five billion (5,000,000,000) shares are designated as TCW Galileo Money Market Fund, Investor Class (or Class A) shares;

     (k) Two billion (2,000,000,000) shares are designated as TCW Galileo Earnings Momentum Fund, Investor Class (or Class A) shares;

     (l) Two billion (2,000,000,000) shares are designated as TCW Galileo Aggressive Growth Equities Fund, Investor Class (or Class A) shares;

     (m) Two billion (2,000,000,000) shares are designated as TCW Galileo Convertible Securities Fund, Investor Class (or Class A) shares;

     (n) Two billion (2,000,000,000) shares are designated as TCW Galileo Value Opportunities Fund, Investor Class (or Class A) shares;

     (o) Two billion (2,000,000,000) shares are designated as TCW Galileo European Equities Fund, Investor Class (or Class A) shares;

     (p) Two billion (2,000,000,000) shares are designated as TCW Galileo International Equities Fund, Investor Class (or Class A) shares;

     (q) Two billion (2,000,000,000) shares are designated as TCW Galileo Japanese Equities Fund, Investor Class (or Class A) shares;

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     (r)  Two billion (2,000,000,000) shares are designated as TCW Galileo
          Enhanced 500 Fund, Investor Class (or Class A) shares;

     (s) Two billion (2,000,000,000) shares are designated as TCW Galileo Large Cap Growth Fund, Investor Class (or Class A) shares;

     (t) Two billion (2,000,000,000) shares are designated as TCW Galileo Large Cap Value Fund, Investor Class (or Class A) shares;

     (u) Two billion (2,000,000,000) shares are designated as TCW Galileo Emerging Markets Income Fund, Investor Class (or Class A) shares;

     (v) Two billion (2,000,000,000) shares are designated as TCW Galileo Small Cap Value Fund, Investor Class (or Class A) shares.

     FOURTH: The Institutional Class capital stock and the Investor Class or Class A capital stock of the Corporation represents interests in the same investment portfolio of the Corporation. All shares of each particular class of the Corporation shall represent an equal proportionate interest in that class and each share of any particular class shall be equal to each other share of that class. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption of the Institutional Class shares and Investor Class or Class A shares shall be as set forth in the Corporation's Articles of Incorporation, as amended, and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally, and those set forth as follows:

           (a) The Institutional Class capital stock of the Corporation shall be offered at net asset value without the imposition of front-end or contingent deferred sales charges or Rule 12b-1 distribution fees but may be subject to any class-specific fees or charges relating to services offered with respect to this Class as deemed appropriate by the Board of Directors from time to time; and

          (b) The Investor Class or Class A capital stock shall be subject to a Rule 12b-1 distribution and service fee as determined by the Board of Directors from time to time, and to any other class-specific fees or charges relating to services offered with respect to this Class as deemed appropriate by the Board of Directors from time to time; and

          (c) Unless otherwise expressly provided in the Articles of Incorporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders of the Corporation, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Company, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided however, that the holders of shares of each class shall have (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Corporation

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     pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan")
     applicable to the respective class, and (ii) no voting rights with respect to provisions of any Plan applicable to the other classes or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective class.

     FIFTH:   The Corporation is registered with the Securities and Exchange
Commission as an open-end investment company under the 1940 Act.

     IN WITNESS WHEREOF, TCW Galileo Funds Inc. has caused these Articles Supplementary to be executed by its Senior Vice President and witnessed by its
Secretary on this       day of                , 1999.  The Senior Vice President
of the Corporation acknowledge that the Articles Supplementary are the act of the Corporation, that to best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.



                                   TCW Galileo Funds, Inc.


                                   By:  ________________________________
                                        [NAME]
                                        [TITLE]








ATTEST:  ____________________
         [NAME]
         [TITLE]

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